Exhibit 99.1

Rithm Capital Corp. Announces First Quarter 2026 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the first quarter ended March 31, 2026.

"Despite a challenging and volatile market environment, Rithm delivered strong Q1 results, with Newrez generating a 19% annualized operating ROE(3), Genesis posting 80% year-over-year origination growth, and our asset management platform growing to approximately $60 billion in AUM,” said Michael Nierenberg, CEO of Rithm Capital. “Our diversified owner-operator model is built to perform through disruption, and we are confident the current conditions create compelling opportunities to drive long-term value for our shareholders."

Financial Highlights:

•GAAP net income of $67.8 million, or $0.12 per diluted common share(1)
•Earnings available for distribution of $289.6 million, or $0.51 per diluted common share(1)(2)
•Common dividend of $139.6 million, or $0.25 per common share
•Book value per common share of $12.51(1)

	Q1 2026	Q4 2025
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.12	$0.09
GAAP Net Income (in millions)	$67.8	$53.1

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.51	$0.74
Earnings Available for Distribution(2) (in millions)	$289.6	$418.9

Common Dividend:
Common Dividend per Share	$0.25	$0.25
Common Dividend (in millions)	$139.6	$139.0

Business Highlights:

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s multichannel mortgage origination and servicing platform, posted pre-tax operating income of $273.7 million in Q1’26, excluding mortgage servicing rights (“MSRs”) mark-to-market (“MTM”) loss, net of hedges, and other non-operating items of $(23.1) million, up from $249.1 million in Q4’25, excluding MSRs MTM loss, net of hedges, and other non-operating items of $(216.5) million.
•Newrez generated a 19% annualized operating return on equity (“ROE”)(3) on $5.7 billion of segment equity in Q1’26.
•Total servicing unpaid principal balance (“UPB”) reached $850 billion at the end of Q1’26, which includes $257 billion UPB of third-party servicing.
•Origination funded production volume was $15.5 billion in Q1’26, a decrease of 18% quarter over quarter (“QoQ”) and an increase of 31% year over year (“YoY”).

•Investment Portfolio:
•Rithm Capital completed four non-qualified mortgage securitizations in Q1’26 totaling $2.0 billion in UPB.
•Acquired $140 million in home improvement loans in Q1’26 under the previously announced forward flow agreement with Upgrade, Inc., bringing the total purchased to date through quarter-end to $667 million.

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded Q1’26 origination volume of $1.6 billion, a YoY increase of 80%, continuing a series of record volume quarters.
•Genesis Capital continued to expand its sponsor base, growing new sponsors funded by 118 in Q1’26, a 258% increase YoY. Total sponsors funded for the first quarter of 2026 also expanded to 266, achieving 40% YoY growth.

•Asset Management:
•Rithm Asset Management, Rithm Capital’s alternative asset management platform, which primarily includes Sculptor Capital Management Inc. (“Sculptor Capital”) and Crestline Management, L.P. (“Crestline”), had approximately $59 billion of assets under management (“AUM”)(4) as of March 31, 2026, up from $35 billion at quarter end Q1’25, driven by the acquisition of Crestline and additional fund raising activity throughout the year.
•In Q1’26, Sculptor Capital committed over $1 billion to investments in its latest Real Estate Fund V, representing approximately 20% of capital raised since its inception, and it deployed over $2 billion in capital into corporate credit and asset-based finance investments.
•Sculptor Capital also continued its active presence in the collateralized loan obligation (“CLO”) markets with a new U.S. CLO for approximately $400 million of AUM in the first quarter of 2026.
•Crestline raised $100 million in net inflows in Q1’26 for its private perpetual business development company, Crestline Lending Solutions Fund, from institutional investors, bringing total commitments to over $500 million.

•Commercial Real Estate:
•Rebranded the Company’s commercial real estate platform Paramount Group to Elecor Properties (“Elecor”) to align the corporate brand with the vision to elevate the portfolio, properties and tenant experience.
•Elecor, Rithm Capital’s recently acquired owner and operator of Class A office properties in New York and San Francisco, witnessed continued leasing momentum with New York City lease occupancy increasing by 4.7% YoY, and with over 350k square feet of new lease activity, 74% of which is in the San Francisco portfolio.
•Refinanced 1325 Avenue of the Americas through a single-asset, single borrower commercial mortgage-backed securities financing.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 565,927,074 and 564,691,202 weighted average diluted shares for the quarters ended March 31, 2026 and December 31, 2025, respectively. The per share calculation of Book Value is based on 557,902,002 common shares outstanding as of March 31, 2026.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Q1’26 annualized operating ROE is a non-GAAP measure. Q1’26 annualized operating ROE is calculated based on annualized pre-tax operating income of $273.7 million, excluding MSRs MTM loss, net of hedges, and other non-operating items of $(23.1) million, divided by the average Origination and Servicing segment ending equity of $5.7 billion.

(4)AUM is estimated and refers to the value of assets for which Rithm Capital and its affiliates provide discretionary investment management or advisory services. AUM is generally calculated as the sum of: (i) the net asset value of managed accounts and open-ended funds or gross asset value of real estate and real estate funds, (ii) uncalled capital commitments and (iii) par value of structured credit vehicles (e.g., collateralized loan obligations). AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other affiliated funds/vehicles. Rithm Capital's calculation of AUM is intended to provide a consistent and comparable measure of managed assets across its businesses; however it is not based on any specific regulatory definition and may differ from similarly titled measures presented by other asset managers and, as a result, may not be comparable.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, April 28, 2026 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - Events & Presentations section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital First Quarter 2026 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10208453/103db8ca815.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, May 5, 2026, by dialing 1-855-669-9658 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “2668521”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,288	$570,070
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(211,456) and $(232,554), respectively)	(204,229)	(421,815)
Servicing revenue, net	375,059	148,255
Interest income	461,877	500,814
Gain on originated residential mortgage loans, held-for-sale, net	208,250	203,731
Asset management revenue	106,587	359,489
Rental revenue	191,691	46,202
Other revenue	36,772	32,258
	1,380,236	1,290,749
Expenses
Interest expense and warehouse line fees	430,662	422,821
General, administrative and operating	336,002	261,366
Compensation and benefits	378,410	453,932
Depreciation and amortization	92,644	35,985
	1,237,718	1,174,104
Other Income (Loss)
Realized and unrealized gains (losses), net	(15,154)	50,876
Other income (loss), net	26,876	38,804
	11,722	89,680
Income before Income Taxes	154,240	206,325
Income tax expense (benefit)	44,762	115,747
Net Income	109,478	90,578
Non-controlling interests in income of consolidated subsidiaries	(146)	1,234
Redeemable non-controlling interests in income of consolidated subsidiaries	6,946	4,353
Net Income Attributable to Rithm Capital Corp.	102,678	84,991
Change in redemption value of redeemable non-controlling interests	—	—
Dividends on preferred stock	34,847	31,875
Net Income Attributable to Common Stockholders	$67,831	$53,116

Net Income per Share of Common Stock
Basic	$0.12	$0.10
Diluted	$0.12	$0.09
Weighted Average Number of Shares of Common Stock Outstanding
Basic	556,720,287	555,021,130
Diluted	565,927,074	564,691,202

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,859,933	$10,359,141
Government and government-backed securities ($5,041,769 and $5,230,139 at fair value, respectively)	5,066,754	5,254,905
Residential mortgage loans ($5,083,003 and $5,752,169 at fair value, respectively)(A)	5,137,741	5,808,960
Consumer loans, held-for-investment, at fair value(A)	805,294	784,399
Residential transition loans, at fair value	3,197,813	2,699,864
Residential mortgage loans subject to repurchase	4,427,618	3,952,792
Real estate, net(A)	6,174,559	6,175,735
Insurance company investments, at fair value	1,021,920	906,454
Cash, cash equivalents and restricted cash(A)	2,368,374	2,656,938
Servicer advances receivable	2,865,556	3,090,613
Other assets ($3,018,569 and $2,707,456 at fair value, respectively)(A)	5,714,249	5,583,976
Assets of Consolidated Entities(A):
Investments, at fair value and other assets	5,734,733	5,789,349
Total Assets	$53,374,544	$53,063,126
Liabilities and Equity
Liabilities
Secured financing agreements(A)	$13,923,496	$13,763,802
Secured notes and bonds payable ($134,319 and $143,442 at fair value, respectively)(A)	14,827,171	15,203,770
Residential mortgage loan repurchase liability	4,427,618	3,952,792
Unsecured notes, net of issuance costs	1,424,635	1,421,088
Interest sensitive insurance contract liabilities	1,069,355	960,209
Dividends payable	179,104	178,900
Accrued expenses and other liabilities ($610,185 and $638,090 at fair value, respectively)(A)	3,085,378	3,349,643
Liabilities of Consolidated Entities(A):
Notes payable, at fair value and other liabilities	4,932,492	4,978,212
Total Liabilities	43,869,249	43,808,416
Commitments and Contingencies
Redeemable Noncontrolling Interests of Consolidated Subsidiaries	361,138	314,303
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 67,564,122 and 57,564,122 issued and outstanding, $1,689,104 and $1,439,104 aggregate liquidation preference, respectively	1,632,915	1,390,790
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 557,902,002 and 555,880,947 issued and outstanding, respectively	5,579	5,559
Additional paid-in capital	6,998,267	6,982,991
Accumulated deficit	(99,976)	(19,945)
Accumulated other comprehensive income	73,292	71,092
Stockholders’ Equity in Rithm Capital Corp.	8,610,077	8,430,487
Non-controlling interests in equity of consolidated subsidiaries	534,080	509,920
Total Stockholders’ Equity	9,144,157	8,940,407
Total Liabilities and Equity	$53,374,544	$53,063,126
(A)The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”) and certain other consolidated VIEs, including funds and collateralized financing entities that are presented separately within assets and liabilities of consolidated entities. VIE assets can only be used to settle obligations and liabilities of the VIEs. VIE creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; (iv) depreciation and amortization on real estate investment properties; (v) straight-line rental income on commercial real estate properties; and (vi) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense, (iii) amortization expense related to intangible assets and debt acquired below or above market prices and (iv) straight-line rental income on commercial real estate properties, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31, 2026	December 31, 2025
Net income attributable to common stockholders - GAAP	$67,831	$53,116
Adjustments:
Realized and unrealized losses, net, including MSR change in valuation inputs and assumptions	71,844	166,648
Other loss, net	15,633	26,330
Depreciation and amortization	87,280	27,824
Non-capitalized transaction-related expenses	8,330	33,373
Deferred taxes	38,718	111,614
Earnings available for distribution - Non-GAAP	$289,636	$418,905

Net income per diluted share	$0.12	$0.09
Earnings available for distribution per diluted share	$0.51	$0.74

Weighted average number of shares of common stock outstanding, diluted	565,927,074	564,691,202

SEGMENT INFORMATION
($ in thousands)

First Quarter Ended March 31, 2026	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,288	$—	$—	$—	$—	$—	$579,288
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(211,456))	(204,229)	—	—	—	—	—	(204,229)
Servicing revenue, net	375,059	—	—	—	—	—	375,059
Interest income	234,877	87,659	38,897	95,967	1,832	2,645	461,877
Gain on originated residential mortgage loans, held-for-sale, net	194,972	—	—	13,278	—	—	208,250
Asset management revenue	—	—	104,818	—	1,769	—	106,587
Rental revenue	—	—	—	20,487	171,204	—	191,691
Other revenue	23,333	—	—	6,385	7,054	—	36,772
Total Revenue	828,241	87,659	143,715	136,117	181,859	2,645	1,380,236
Interest expense and warehouse line fees	215,797	35,659	6,173	76,555	58,462	38,016	430,662
Other segment expenses	151,269	6,537	49,811	25,109	84,000	19,276	336,002
Compensation and benefits	207,074	20,822	113,016	5,115	11,282	21,101	378,410
Depreciation and amortization	6,088	1,943	11,526	8,482	64,605	—	92,644
Total Operating Expenses	580,228	64,961	180,526	115,261	218,349	78,393	1,237,718
Realized and unrealized gains (losses), net	—	(606)	(1,394)	(13,034)	(120)	—	(15,154)
Other income (loss), net	2,614	1,055	9,476	11,694	2,035	2	26,876
Total Other Income (Loss)	2,614	449	8,082	(1,340)	1,915	2	11,722
Income (Loss) before Income Taxes	$250,627	$23,147	$(28,729)	$19,516	$(34,575)	$(75,746)	$154,240

Total Assets	$28,311,493	$4,505,746	$4,504,047	$9,905,297	$5,902,572	$245,389	$53,374,544
Stockholders' Equity in Rithm Capital Corp.	$5,797,840	$934,217	$1,282,840	$1,564,567	$1,249,074	$(2,218,461)	$8,610,077

Fourth Quarter Ended December 31, 2025	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,070	$—	$—	$—	$—	$—	$570,070
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(232,554))	(421,815)	—	—	—	—	—	(421,815)
Servicing revenue, net	148,255	—	—	—	—	—	148,255
Interest income	305,075	82,075	16,470	93,696	337	3,161	500,814
Gain on originated residential mortgage loans, held-for-sale, net	188,023	—	—	15,708	—	—	203,731
Asset management revenue	—	—	359,229	—	260	—	359,489
Rental revenue	—	—	—	20,369	25,833	—	46,202
Other revenue	24,556	—	—	6,602	1,100	—	32,258
Total Revenue	665,909	82,075	375,699	136,375	27,530	3,161	1,290,749
Interest expense and warehouse line fees	254,331	34,960	6,720	87,927	8,188	30,695	422,821
Other segment expenses	159,952	9,073	48,215	26,661	13,124	4,341	261,366
Compensation and benefits	213,425	17,583	187,273	795	14,285	20,571	453,932
Depreciation and amortization	6,171	1,939	8,594	8,927	10,354	—	35,985
Total Operating Expenses	633,879	63,555	250,802	124,310	45,951	55,607	1,174,104
Realized and unrealized gains (losses), net	—	6,829	3,565	40,464	18	—	50,876
Other income (loss), net	527	158	9,777	28,860	(520)	2	38,804
Total Other Income (Loss)	527	6,987	13,342	69,324	(502)	2	89,680
Income (Loss) before Income Taxes	$32,557	$25,507	$138,239	$81,389	$(18,923)	$(52,444)	$206,325

Total Assets	$27,459,943	$4,057,146	$4,514,978	$10,687,181	$5,885,235	$458,643	$53,063,126
Stockholders' Equity in Rithm Capital Corp.	$5,566,600	$881,484	$1,365,165	$1,664,739	$1,068,309	$(2,115,810)	$8,430,487

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. Rithm’s integrated platform spans asset-based finance, residential and commercial real estate lending, mortgage servicing rights, and structured credit. Through platforms including Elecor Properties, Newrez, Genesis Capital, Sculptor Capital Management, and Crestline Management, Rithm employs a unique owner-operator model to drive value for shareholders and investors. For more information, visit www.rithmcap.com.

Investor Relations
212-850-7770
ir@rithmcap.com